UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 8, 2012

MYERS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (330) 253-5592

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 8, 2012, John C. Orr, the President and Chief Executive Officer of Myers Industries, Inc. (“Myers”), adopted a pre-arranged trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Rule 10b5-1 Plan”).

During the term of the Rule 10b5-1 Plan, Mr. Orr may sell up to 150,000 shares of Myer’s common stock.

Sales of stock under Mr. Orr’s Rule 10b5-1 Plan may commence on October 15, 2012 and may continue until the Rule 10b5-1 Plan expires on the earlier to occur of (i) the date on which Mr. Orr sells 150,000 shares under the plan or (ii) December 31, 2013.

Mr. Orr entered into the Rule 10b5-1 Plan as part of his personal long-term investment strategy for asset diversification and liquidity and he will have no control over the timing of the sales of shares under the Rule 10b5-1 Plan.

The Rule 10b5-1 Plan is intended to comply with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended. Under Rule 10b5-1, directors, officers and other employees who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the sale of securities under specified conditions and at specified times. The stock transactions under the Rule 10b5-1 Plan will be disclosed publicly through Form 4 and, if applicable, Form 144 filings with the Securities and Exchange Commission. Myers undertakes no obligation to report on Form 8-K any Rule 10b5-1 plans that may be adopted by any of its other officers and directors or to report on Form 8-K any modifications or termination of any publicly announced trading plans, except to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.
(Registrant)

DATE: August 9, 2012	By:	/s/ Donald A. Merril
Donald A. Merril
Senior Vice President, Chief Financial Officer and Corporate Secretary